Exhibit 99.1

ASTROTECH APPOINTS BOB MCFARLAND TO BOARD OF DIRECTORS

Austin, Texas – February 1, 2023 – Astrotech Corporation (Nasdaq: ASTC) announced today that it has increased the size of its Board of Directors from four to five directors and has appointed Bob McFarland as a director of the Company. Mr. McFarland brings to Astrotech’s Board extensive executive management experience with domestic and international enterprises, with a focus on information technology.

Mr. McFarland stated, “I am honored to join the Board of Astrotech. I look forward to working closely with my fellow Board members to support the Company’s strategic objectives as it continues to advance its mass spectrometry pipeline of opportunities.”

Mr. McFarland served as an Assistant Secretary for Information and Technology and Chief Information Officer at the Department of Veterans Affairs (“VA”) from January 2004 through his retirement in 2006. In this role, he advised the Secretary of Veterans Affairs on matters pertaining to acquisition and management of IT systems. He was also responsible for overseeing operation of the VA’s computer systems and telecommunication networks for medical information, veterans’ benefits payments, life insurance programs, and financial management systems.

Prior to his tenure at the VA, Mr. McFarland served as Vice President of Governmental Relations for Dell Computer Corporation. He joined Dell in 1996 as Vice President and General Manager of the Federal Business segment. He held several senior executive positions at Dell, including managing its global segment, large corporate accounts, and government sector. Under his leadership, Dell became a leading supplier of computer systems to the federal government. In 1998, Mr. McFarland was named to the “Federal 100,” a joint government and industry award designating the top 100 executives in the federal marketplace.

Mr. McFarland currently serves on the Board of Advisors of Veterans Advantage. He has previously served as Director for Xplore Technologies Corporation (Nasdaq: XPLR), CSIdentity Corporation, Ezenia! Inc. (OTC: EZEN), and Isothermal Systems Research Inc. Mr. McFarland has a Bachelor of Science Degree in Business Management from LeTourneau University in Longview, Texas.

“We are pleased to welcome Bob to the Astrotech Board. Bob’s extensive background in working with and for the federal government, particularly from his role at the VA, will prove valuable as we continue the development of Astrotech’ s mass-spec breath analysis device, the BreathTest-1000, and navigate the numerous steps required to receive FDA approval,” stated Thomas B. Pickens III, Chairman and CEO of Astrotech.  “As Astrotech continues executing on its next phase of growth, we are confident that Bob’s successful track record of developing and overseeing information technology strategies for global businesses will complement the skill sets already on our Board. We look forward to Bob’s guidance and perspective as the Company continues to pursue its goals in the mass-spec industry.”

About Astrotech

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries.  1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market.  BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530